333 North Central Avenue Phoenix, AZ 85004	Financial Contacts:		Media Contact:
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Freeport-McMoRan Announces Offer to
Purchase Certain Outstanding Senior Notes for an
Aggregate Purchase Price of up to $1.25 Billion

PHOENIX, AZ, November 20, 2014 - Freeport-McMoRan Inc. (NYSE: FCX) announced today a modified "Dutch Auction" cash tender offer by its subsidiary, Freeport-McMoRan Oil & Gas LLC (the “Company”), for the following series of its notes (collectively the “Notes”):

Series of Notes	CUSIP No.	Outstanding Principal Amount (in millions)	Early Participation Amount(1)	Total Consideration (Acceptable Bid Price Range)(1)(2)
6.125% Senior Notes due 2019	726505AM2	$487.5	$30.00	$1,081.25 - $1,106.25
6½% Senior Notes due 2020	726505AN0	$975.0	$30.00	$1,075.00 - $1,100.00
6.625% Senior Notes due 2021	726505AK6	$390.0	$30.00	$1,085.00 - $1,110.00
6.75% Senior Notes due 2022	726505AL4	$650.0	$30.00	$1,105.00 - $1,130.00
6⅞% Senior Notes due 2023	726505AP5	$975.0	$30.00	$1,117.50 - $1,142.50
(1) Per $1,000 principal amount of Notes that are accepted for purchase.
(2) Includes the $30.00 Early Participation Amount.
This tender offer will be funded with the proceeds from FCX’s issuance of $3.0 billion in notes completed on November 14, 2014. The proceeds from FCX’s sale of notes are also being used to fund the announced redemption on December 17, 2014 of all of its outstanding $500 million 1.40% Senior Notes due 2015 and its subsidiaries’ $300 million 7.625% Senior Notes due 2020, with the balance of the proceeds being used to repay a portion of FCX’s term loan and other bank debt.
The tender offer for the Notes will be conducted in accordance with the terms and conditions set forth in an Offer to Purchase dated November 20, 2014 (the “Offer to Purchase”) and a related Letter of Transmittal. The maximum aggregate purchase price (exclusive of accrued and unpaid interest) of Notes to be purchased will be limited by a tender cap of $1.25 billion (as it may be increased, the “Tender Cap”).
Notes tendered on or before 5:00 p.m., New York City time, on December 4, 2014, unless extended (the “Early Participation Date”), and accepted for purchase will receive an early participation amount of $30.00 per $1,000 principal amount of Notes validly tendered (the “Early Participation Amount”). Notes tendered after the Early Participation Date will not be eligible to receive the Early Participation Amount.
The total consideration payable under the tender offer per $1,000 principal amount of Notes validly tendered and accepted will be determined based on a formula consisting of a base price (including the Early Participation Amount) equal to $1,081.25 for the 6.125% Senior Notes due 2019, $1,075.00 for the 6½% Senior Notes due 2020, $1,085.00 for the 6.625% Senior Notes due 2021, $1,105.00 for the 6.75% Senior Notes due 2022 and $1,117.50 for the 6⅞% Senior Notes due 2023, plus a clearing premium not to exceed $25.00 per $1,000 principal amount as to any series of Notes. Holders validly tendering their Notes after the

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Early Participation Date and on or prior to the Expiration Date will only be eligible to receive the “Tender Offer Consideration,” which will be equal to the total consideration payable each series of Notes validly tendered on or prior to the Early Participation Date less the Early Participation Amount.
The clearing premium will be determined based on the bid prices submitted by tendering holders on or prior to the Early Participation Date. The clearing premium for each series of Notes will be the lowest single premium at which the Company will be able to accept tendered Notes resulting in an aggregate purchase price (excluding accrued and unpaid interest) of up to the Tender Cap with bid premiums equal to or less than the clearing premium. If the Notes tendered at or below the clearing premium would result in an aggregate purchase price more than the Tender Cap, then holders of the Notes tendered at the clearing premium will be subject to proration as described in the Offer to Purchase. If on the Early Participation Date, the aggregate principal amount of Notes validly tendered (and not withdrawn) by holders would result in the purchase price reaching the Tender Cap, then the Company will not accept any Notes tendered after the Early Participation Date. Any Notes validly tendered after the Early Participation Date and on or prior to the Expiration Date will be deemed to have been tendered with a bid price equal to the Tender Offer Consideration and any such tenders after the Early Participation Date will not be used for purposes of calculating the clearing premium.
Accrued and unpaid interest will be paid on all Notes validly tendered and accepted for purchase from the applicable last interest payment date to, but not including, the date on which the Notes are purchased. The Company may elect, following the Early Participation Date and prior to the Expiration Date (as defined below), to accept the Notes validly tendered at or prior to the Early Participation Date, provided that all conditions to the tender offer have been satisfied or waived by the Company, and Notes accepted on such date may be settled on such date or promptly thereafter (the “Early Payment Date”). The “Final Payment Date” is the date that the Company settles all Notes not previously settled on the Early Payment Date, if any, which the Company expects to be one business day following the Expiration Date. The Company currently expects the Early Payment Date to be December 5, 2014 and the Final Payment Date to be December 19, 2014.
The tender offer is scheduled to expire at 11:59 p.m., New York City time, on December 18, 2014, unless extended or earlier terminated (such time, the “Expiration Date”). Tendered Notes may be withdrawn any time on or prior to 5:00 P.M., New York City time, on December 4, 2014 (unless such withdrawal deadline is extended by us), but not thereafter.
As described in the Offer to Purchase, the Company may extend the tender offer at any time and may amend or terminate the tender offer if, before such time as any Notes have been accepted for payment pursuant to the tender offer, any condition of the tender offer is not satisfied or, where applicable, waived.
The Company has retained J.P. Morgan Securities LLC and BofA Merrill Lynch to act as the Joint Lead Dealer Managers and BNP Paribas Securities Corp. to act as Co-Dealer Manager for the tender offer. D.F. King & Co., Inc. is the Information Agent and Tender Agent for the tender offer.
For additional information regarding the terms of the tender offer, please contact: J.P. Morgan Securities LLC at (866) 834-4666 (toll free) or (212) 834-4811 (collect) or BofA Merrill Lynch at (888) 292-0700 (toll free) or (980) 683-3215 (collect). Requests for documents and questions regarding the tendering of Notes may be directed to D.F. King & Co., Inc. at (866) 207-2356 (toll free) or (212) 269-5550 (collect).
THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO PURCHASE ANY NOTES. THE TENDER OFFER IS BEING MADE SOLELY PURSUANT TO THE OFFER TO PURCHASE AND RELATED LETTER OF TRANSMITTAL, WHICH SET FORTH THE COMPLETE TERMS OF THE TENDER OFFER. HOLDERS OF THE NOTES SHOULD CAREFULLY READ THE OFFER DOCUMENTS PRIOR TO MAKING ANY DECISION.

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FCX is a premier U.S.-based natural resources company with an industry-leading global portfolio of mineral assets, significant oil and gas resources and a growing production profile. FCX is the world's largest publicly traded copper producer.
FCX's portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world's largest copper and gold deposits; significant mining operations in the Americas, including the large-scale Morenci minerals district in North America and the Cerro Verde operation in South America; the Tenke Fungurume minerals district in the Democratic Republic of Congo; and significant oil and natural gas assets in North America, including reserves in the Deepwater Gulf of Mexico (GOM), onshore and offshore California and in the Haynesville natural gas shale play, and an industry-leading position in the emerging shallow water Inboard Lower Tertiary/Cretaceous natural gas trend on the Shelf of the GOM and onshore in South Louisiana.
Cautionary Statement Regarding Forward-Looking Statements: This press release contains forward-looking statements, which are all statements other than statements of historical facts. The words “anticipates,” “may,” “can,” “plans,” “believes,” "potential," “estimates,” “expects,” “projects,” "targets," “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions are intended to identify those assertions as forward-looking statements. FCX cautions readers that forward-looking statements are not guarantees of future performance and its actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause FCX's actual results to differ materially from those anticipated in the forward-looking statements include factors described in more detail under the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2013, filed with the U.S. Securities and Exchange Commission (SEC) as updated by FCX’s subsequent filings with the SEC.
Investors are cautioned that many of the assumptions on which FCX's forward-looking statements are based are likely to change after its forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may or may not be able to control. Further, FCX may make changes to its business plans that could or will affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in FCX's assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward-looking statements.
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